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                                                                  Exhibit (j)1.1


                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 51 to the registration statement of Frank Russell Investment Company on Form N-1A ("Registration Statement") of our reports dated December 15, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Report to Shareholders of the Frank Russell Investment Company, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
January 29, 2001